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                                                                  EXHIBIT 10.8

                        NON-NEGOTIABLE INTERCOMPANY NOTE

                                                              December 23, 1996

        FOR VALUE RECEIVED, the undersigned, MAXXAM Inc., a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of MAXXAM Group Holdings Inc., a Delaware corporation (the "Payee"), the principal sum of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS
($125,000,000) on August 1, 2003.

        1.   The Company shall pay interest on the outstanding principal amount of this Note at the rate of 11% per annum (computed on the basis of a 360-day year of twelve 30-day months), semiannually on February 1 and August 1 of each year, commencing on February 1, 1997; provided, however, that the Company may, at its option, defer the payment of interest on this Note on any interest payment date to the extent that the Payee has sufficient available funds to satisfy its obligations on the Payee Notes (as hereinafter defined) on such date. Any such deferred interest will be automatically added to the principal amount of this Note (as of the interest payment date on which such interest would otherwise have been payable) and be payable at the maturity hereof. As used in this Note, the term "Payee Notes" means the Payee's 12% Senior Secured Notes due 2003, as amended, restated, restructured, renewed, extended, or otherwise modified, in whole or in part, from time to time, issued pursuant to the Indenture dated as of December 23, 1996, among the Payee (as Issuer), the Company (as Guarantor) and First Bank National Association, as Trustee (the "Trustee"), as such Indenture may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (the "Indenture").
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        2.      The Company may, at any time, at its option, prepay this Note in whole, or from time to time in part, without premium or penalty, on not less than five (5) days written notice to the Payee.

        3. Anything in this Note or in the Indenture to the contrary notwithstanding, any payment made by the Company pursuant to Article 12 of the Indenture shall automatically reduce the outstanding principal amount of this Note by an amount equal to the amount of such payment, provided that such reduction shall be reinstated to the extent that any holder of Payee Notes or the Trustee is required by any court or otherwise to return to the Company or any Custodian (as such term is defined in the Indenture), trustee, liquidator or other similar official acting in relation to the Company any amount paid by any such entity to the Trustee or such holder of Payee Notes.

        4. This Note may be amended at any time or from time to time by written agreement between the Company and the Payee, provided that such amendment does not result in a violation of the Payee's obligations under
Section 4.11 of the Indenture.

        5. The Company shall make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America to the holder of this Note by delivery of a certified or bank cashier's check in the amount of such payment or, at such holder's option, by wire transfer of immediately available funds.

        6. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or a public or bank holiday or the equivalent for banks generally under the laws



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of the State of New York (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day.

        7. All parties hereto, whether as makers, endorsers or otherwise, generally waive presentment for payment, demand, protest and notice of dishonor.

        8. This Note is the Intercompany Note (as such term is defined in the Indenture).

        9. This Note shall be binding upon the Company and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of Payee and its respective successors and assigns, including subsequent holders hereof.

        10. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to principles of conflict of laws.




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        IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered to the Payee on the date and year first above written.



                                        MAXXAM Inc.



                                        By:    /s/ BYRON L. WADE
                                            --------------------------------
                                            Name:  Byron L. Wade
                                            Title: Vice President



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